Exhibit 10.2

UNCONDITIONAL GUARANTY OF PAYMENT

This Unconditional Guaranty of Payment (“Guaranty”) is dated as of the 28th day of December, 2020, between GAIA, INC., a Colorado corporation (“Guarantor”), whose address is 833 W. South Boulder Road, Building G, Louisville, Colorado 80027, for the benefit of GREAT WESTERN BANK (“Lender”), whose address is 1900 9th Street, Boulder, CO 80302.

RECITALS:

A.

Boulder Road LLC, a Colorado limited liability company and Westside Boulder, LLC, a California limited liability company (collectively “Borrower”) has requested that Lender extend to Borrower a loan (“Loan”) secured by an office complex located in Boulder County, Colorado as more thoroughly described in that certain Loan Agreement, of even date herewith, among Borrower and Lender (as may be amended, modified and/or amended and restated, the “Loan Agreement”).

B.

Lender is willing to extend the Loan to Borrower on the condition that Guarantor unconditionally guarantees the prompt payment of the amounts described below now or hereafter owed by Borrower to Lender under the terms and conditions as stated herein.

C.

Guarantor owns, either directly or indirectly, a membership interest in Boulder Road, LLC and will benefit if Lender makes the Loan to Borrower.  Accordingly, the undersigned has agreed to execute this Guaranty for the benefit of Lender.

AGREEMENT

1.Definitions.  Unless otherwise defined herein, all capitalized terms shall have the meaning provided in the Loan Agreement. In addition, the following terms shall have the following meanings:

Obligations shall mean any and all existing or future (a) obligations owed by Borrower to Lender under the Loan Agreement and other Loan Documents including, without limitation, the obligations to repay principal, interest, costs and expenses, and all other amounts due; (b) all other loans, advances, credit, indebtedness, letters of credit and other financial accommodations now or hereafter owed by Borrower to Lender; (c) all interest, post-maturity interest, default interest, interest accruing subsequent to the filing of a petition for protection under the United States Bankruptcy Code, costs, expenses, late charges, prepayment penalties, amounts advanced to protect Lender’s interest in the Collateral (as that term is defined in the Loan Agreement), and any other amounts chargeable under the terms of such loans, indebtedness or financial accommodations; and (d) the payment, performance and observance by Borrower of all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Borrower to the Lender or any of its affiliates arising out of any (i) interest rate swap, hedge or collar agreements in connection with the Loan.

2.Guaranty and Indemnification.  For value received, and in consideration of and as an inducement for Lender to make the Loan to or for the account of Borrower, Guarantor hereby unconditionally guarantees the prompt payment, performance, and observance of the Obligations, upon demand, when due by reason of acceleration or otherwise.  Guarantor further

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agrees to pay and to indemnify Lender for all costs and expenses, including, without limitation, reasonable attorneys’ fees incurred by Lender in endeavoring to collect the Obligations and to enforce this Guaranty.  Such attorneys’ fees shall include any and all fees or costs actually incurred and commonly charged by law firms in relation to such matters, such as attorneys’ fees for appeals or bankruptcies and fees for paralegals and legal assistants.  The right of recovery against Guarantor under this Guaranty is in addition to Guarantor’s liability under any other obligations or guaranties of Guarantor for the benefit of Lender.

3.Guaranty Absolute. This Guaranty is an absolute, unconditional, continuing and unlimited guaranty of the full and punctual payment and performance by the Borrower of the Obligations and not of their collectability only and is in no way conditioned upon any requirement that Lender first attempt to collect any of the Obligations from the Borrower, any other guarantor, or any other person, or resort to any security for the Obligations or to other means of obtaining payment of any of the Obligations which Lender now has or may acquire after the date hereof, or upon any other contingency whatsoever, and Lender, may proceed hereunder against Guarantor in the first instance to collect the Obligations when due, without first proceeding against the Borrower, any other guarantor or any other individual person or entity and without first resorting to any security or other means of obtaining payment. The obligations of Guarantor hereunder are irrevocable. Upon any Event of Default under the Loan Documents, the liabilities and obligations of Guarantor hereunder shall, at the option of Lender, become forthwith due and payable to Lender. Payments by Guarantor hereunder may be required by Lender on any number of occasions such as on each date when interest or principal payments are due.

4.Rights of Lender.  Guarantor hereby agrees that Lender may, at its option, without notice to or further consent of Guarantor, take any of the following actions:  (a) sell, assign or transfer this Guaranty in connection with an assignment of the Obligations; (b) renew, from time to time, for any period, any Obligations, in whole or in part; (c) extend or accelerate or otherwise change, from time to time, the time for payment of the Obligations; (d) retain or obtain, in addition to this Guaranty, a security interest in any property to secure all or any part of the Obligations; (e) retain the primary or secondary liability of any party in addition to Guarantor with respect to all or any part of the Obligations; (f) release its security interest, if any, in any property securing any of the Obligations, permit any substitution or exchange for any such property, or fail to perfect or continue to perfect any security interest for any such property; (g) release or compromise any liability of any other guarantor, maker, accommodation party, or any other party with respect to the Obligations or any security therefor; and (h) amend, modify, delete or add any term or condition of or to any of the Obligations, even if the same materially changes the nature or amount of Borrower’s obligations (such as an increase in the principal amount or interest rate).  If Lender has previously taken any action described above, Guarantor hereby consents and ratifies such previous actions, even if unknown to Guarantor.

5.Waiver of Defenses.  Guarantor hereby, to the fullest extent permitted under applicable law, expressly waives (a) notice of the acceptance of this Guaranty, (b) notice of the existence or creating of all or any part of the Obligations, (c) notice of termination as to future liability given by any other guarantor, (d) any right to require Lender to proceed against Borrower or any security held in relation to the Obligations or to pursue any other right or remedy in Lender’s power or, if Lender does elect to pursue a right or remedy, Guarantor waives

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any requirement that Lender do so at any particular time or in any particular order; (e) the benefits of any statutory provision limiting the liability of a surety, including, without limitation, the provisions of Colorado Revised Statutes §13-50-103, (f) any defense that the guaranty of the obligations is against public policy, (g) any defense that the guaranty is an unenforceable penalty, (h) any defense based on the theory of unconscionability, (i) any defense based on fraud or fraud in the inducement (for the avoidance of doubt the Guarantor specifically intends to apply the economic loss rule to the interpretation of this Guaranty), (j) any defense based upon any theory, such as deceptive business practices, that interest rates were inflated or calculated incorrectly, (k) any defense arising by reason of any disability or other defense available to the Borrower or any other guarantor or by reason of the cessation from any cause whatsoever (other than payment in full) of the liability of the Borrower or any other guarantor, (l) any defense or discharge based upon suretyship or impairment of collateral to the fullest extent permitted by law, including, without limitation, to the extent permitted under C.R.S. §4-3-605, and (m) any other defense available to Guarantor at law or in equity other than payment of the Obligations.  Lender’s right of recovery shall exist notwithstanding (i) the fact that the Obligations may be non-recourse debt as to Borrower, (ii) any right or defense of Borrower or anyone else to contest to the genuineness, regularity, validity or enforceability of any of the Obligations, (iii) any defense that Lender elected a remedy or is limited by a single action rule of law, and (iv) any defense based on any anti-deficiency statutes including without limitation, C.R.S. §38-38-106.  Until the Obligations are paid in full, Guarantor waives any benefit of, and any right to participate in, any security now or hereafter held by Lender.

6.Extent of Liability; Remedies.  (a)  Guarantor agrees that upon an Event of Default, Guarantor will pay to Lender, upon demand, the Obligations.  Guarantor further agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if payment, or any part thereof, of the Obligations is rescinded or must otherwise be returned by Lender upon the insolvency, bankruptcy or reorganization of Borrower, Guarantor or any other person or otherwise, all as though such payment to Lender had not been made.  (b) No delay or neglect on the part of Lender in the exercise of any right or remedy existing under law or by virtue of this Guaranty shall operate as a waiver thereof, but such rights and remedies shall continue in full force and effect until specifically waived or released by an instrument in writing executed by Lender and designated as a waiver or release; and no single or partial exercise by Lender of any right or remedy shall preclude further exercise thereof or the exercise of any other right or remedy.  (c) No action of Lender permitted hereunder shall in any way impair or affect this Guaranty.

7.Subordination/Subrogation.  Upon the occurrence of an Event of Default, Guarantor subordinates each of the following to the prior payment of all of the Obligations (i) any right to payment of any loan or other Debt (as defined in the Loan Agreement) now or hereafter made or extended by Guarantor to Borrower, (ii) any and all rights of indemnity, reimbursement, contribution, or subrogation which Guarantor may now or hereafter have against Borrower, and (ii) the payment of any management fees or other compensation.  Guarantor shall not, without the prior written consent of Lender, accept payment on any such subordinate obligations and shall not take any action to enforce any such subordinate obligations.  This subordination is unconditional and shall remain in full force and effect until the Obligations have been paid in full.  Guarantor hereby indemnifies Lender against any and all costs, claims, losses or liabilities, including reasonable attorneys’ fees, which it may at any time, sustain or incur as a

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result of preference claims in bankruptcy on behalf of Borrower’s bankruptcy estate.  This Guaranty shall be continuing, and, if Lender is required by applicable bankruptcy or other law to disgorge any monies previously paid to it by Borrower, Guarantor shall be liable according to the terms hereof, notwithstanding that the books and records of Lender may previously have shown the Obligations to have been fully repaid or that Lender may have informed Guarantor or taken other affirmative actions to release this Guaranty.

8.Evidence of Obligations.  The possession by Lender of any written evidence of the Obligations shall be conclusive of the fact that it is one of the obligations covered hereunder and that full value was given by Lender therefor, unless direct written evidence to the contrary is produced.  Any accounts settled or stated by or between Lender and Borrower as admitted by Borrower may be adduced by Lender in any proceeding in which this Guaranty is in issue and shall be received as conclusive evidence against Guarantor of the amount thereby appearing due from Borrower to Lender and shall not be open to dispute or question by Guarantor under any rule of evidence.  Where Borrower is a corporation or partnership, it shall not be necessary for Lender to inquire into the powers of Borrower or the officers, directors, partners, or agents acting or purporting to act on its behalf, and any Obligations created in reliance upon the professed exercise of such powers shall be covered by this Guaranty.

9.Duration of Guaranty.  This Guaranty shall remain in full force and effect and be binding upon Guarantor and relied upon by Lender until payment in full of the Obligations.  Neither Guarantor’s dissolution nor any attempted revocation of this Guaranty by Guarantor shall affect or impair the obligations or liabilities of Guarantor, or the rights and remedies of Lender, provided in this Guaranty or by law.

10.General.  (a) All notices hereunder shall be in writing (including email transmission) and shall be sent to the applicable party at its address shown above or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose.  Notices sent by email transmission shall be deemed to have been given when received; notices sent by mail shall be deemed to have been given five (5) Business Days after the date when sent by certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received.  (b) This Guaranty shall be binding upon Guarantor and Guarantor’s successors and assigns. (c) If there is more than one Guarantor, all of the terms and conditions of this Guaranty shall apply to each of them and all such Guarantors shall be jointly and severally obligated hereunder. (d) Each Guarantor that is a corporation or a partnership hereby represents and warrants to Lender that this Guaranty has been duly authorized, executed and delivered to Lender in furtherance of its corporate or partnership purposes and is a binding obligation of such Guarantor. (e) All words used herein in the singular shall be deemed to have been used in the plural where the content and construction so require. (f) Notwithstanding the definition of Obligations, the liability of Guarantor is limited to the lowest amount that would render this Guaranty void against creditors or creditors’ representatives under any fraudulent conveyance or similar act or under Sections 544 or 548 of the United States Bankruptcy Code of 1978, as revised, minus $1.00. (g) This Guaranty shall be construed under and governed by the laws of Colorado. (h) Whenever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid, but if any provision of this Guaranty shall be prohibited by or invalidated under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity

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without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

a.Representations and Warranties.  Guarantor warrants and represents to Lender the following: (a) Guarantor is a corporation validly existing and in good standing under the laws of the state of Colorado; (b) the execution, delivery and performance of this Guaranty by Guarantor have been duly authorized by all necessary company action, do not require the consent or approval of any other Person, regulatory authority or governmental body, and do not conflict with, result in violation of, or constitute a default under any provision of any agreement or other instrument binding upon Guarantor, or any law, governmental regulation, court decree or order applicable to Guarantor; (c) this Guaranty constitutes, and any instrument or agreement required hereunder to be given by Guarantor when delivered will constitute, legal, valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with its respective terms, subject to bankruptcy and insolvency laws affecting the rights of creditors generally; and (d) the financial statements of Guarantor supplied to Lender fairly presented in all material respects the financial condition of Guarantor as of the date of the statements, and there has been no Material Adverse Event (as defined in the Loan Agreement) subsequent to the date of the most recent financial statements supplied to Lender.

11.Financial Reporting.  Guarantor agrees to furnish to Lender annual financial statements and other documents described in the Loan Agreement as and when required under the Loan Agreement.

12.Financial Condition.  Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of Borrower, and any and all endorsers and other guarantors of all or any part of the Obligations and of all other circumstances bearing upon the risk of nonpayment of the Obligations or any part thereof that diligent inquiry would reveal.  Guarantor hereby agrees that Lender shall have no duty to advise Guarantor of information known to Lender regarding such condition or any such circumstances.  Guarantor waives any duty that Lender may owe to Guarantor to disclose any facts or information about Borrower, Lender or the credit facilities described in the Loan Documents, including, without limitation, any common law duty to disclose known material facts or any common law duty to refrain from engaging in fraud.  Guarantor hereby acknowledges familiarity with Borrower’s financial condition and that it has not relied on any statements by Lender in obtaining such information.  In the event Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to Guarantor, Lender shall be under no obligation (i) to undertake any investigation with respect thereto; (ii) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, Lender wishes to maintain confidential; or (iii) to make any other or future disclosures of such information, or any other information, to such Guarantor.

13.Severability.  If court of competent jurisdiction finds any provision of this Guaranty to be invalid or unenforceable as to any person or circumstances, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances.  If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Guaranty in all other respects shall remain valid and enforceable.

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14.Document Imaging.  Lender shall be entitled, in its sole discretion, to image all or any selection of the Loan Documents, this Guaranty, and items and records governing, arising from or relating to any of Borrower’s loans, and may destroy or archive the paper originals.  The parties hereto waive any right to insist Lender produce paper originals, agree that such images shall be accorded the same force and effect as the paper originals, and further agree that Lender is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or proceedings.

15.Entire Agreement.  This Guaranty constitutes the entire agreement between the parties with respect to the subject matter hereof; and (ii) is the final expression of the intentions of Guarantor and Lender.  No promises, either expressed or implied, exist between Guarantor and Lender, unless contained herein or therein.  This Guaranty supersedes all negotiations, representations, warranties, commitments, term sheets, discussions, negotiations, offers or contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof with respect to any matter, directly or indirectly related to the terms of this Guaranty.  Guarantor specifically acknowledges that this Guaranty relates to a “credit agreement” for a principal amount exceeding twenty-five thousand dollars as defined in C.R.S. § 38-10-124 and that the statute of frauds provided in such statute applies to this Guaranty.  This Guaranty is the result of negotiations between Lender and Guarantor, and has been reviewed (or have had the opportunity to be reviewed) by counsel to all such parties, and are the products of all parties.

16.Jurisdiction.  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY APPLICATION, MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE CITY AND COUNTY OF DENVER, COLORADO OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF COLORADO OR IN ANY STATE COURT IN WHICH ANY OF THE COLLATERAL IS LOCATED.  THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS.

17.Waiver of Jury Trial.  GUARANTOR AND LENDER, BY ITS ACCEPTANCE OF THIS GUARANTY, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR INTERPRET THIS GUARANTY.

18.Waiver of Special Damages.  GUARANTOR WAIVES TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT GUARANTOR MAY HAVE TO CLAIM OR RECOVER FROM LENDER IN ANY LEGAL ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

[SIGNATURE PAGE FOLLOWS]

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“Guarantor”

GAIA, INC., a Colorado corporation

By: /s/ Paul Tarell______________

Paul Tarell, Chief Financial Officer

[Signature Page to Unconditional Guaranty of Payment]

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